Form 4
Exhibit 99.1 - Joint Filer Information

Name:

St. Paul Fire and Marine Insurance Company

Address:

385 Washington Street
St. Paul, MN 55102

Designated Filer:

The St. Paul Companies, Inc.

Issuer & Trading Symbol:

Santarus, Inc. (SNTS)

Date of Event Requiring Statement:

4/6/04

Signature:

By:	/s/ Steven L.P. Schwen
Its:	Authorized Representative



Name:

St. Paul Venture Capital, Inc.

Address:

10400 Viking Drive, Suite 550
Eden Prairie, MN 55344

Designated Filer:

The St. Paul Companies, Inc.

Issuer & Trading Symbol:

Santarus, Inc. (SNTS)

Date of Event Requiring Statement:

4/6/04

Signature:

By:	/s/ Steven L.P. Schwen
Its:	Chief Financial Officer